October 17, 2018
SRC Energy Inc. Issues Preliminary Third Quarter 2018 Results and Provides an Operations Update
DENVER, CO October 17, 2018 (GlobeNewswire)—SRC Energy Inc. (NYSE American: SRCI) (“SRC” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues preliminary third quarter 2018 operating results, provides an operations update and announces its third quarter 2018 earnings release and conference call date.
Production and Average Realized Pricing Summary

	Three Months Ended
	9/30/2018	6/30/2018	Sequential % Chg.	9/30/2017
Average Daily Volumes
Total Production (BOE)	49,165	47,646	3%	40,378
Liquids %	65%	65%		67%
Product Price Received
Crude Oil ($/Bbl)*	$63.48	$61.22	4%	$42.37
Natural Gas Liquids ($/Bbl)	$19.93	$17.65	13%	$17.32
Natural Gas ($/Mcf)	$1.79	$1.64	9%	$2.35
Differentials
NYMEX WTI*	$(6.270)	$(6.810)	8%	$(5.810)
NYMEX Henry Hub	$(1.110)	$(1.160)	4%	$(0.640)
Unit Costs
Lease Operating Expense ($/BOE)	$2.29	$2.68	-15%	$1.17
* Includes transportation and gathering expense

Lynn A. Peterson, Chairman and CEO of SRC Energy Inc., commented, “The commissioning of Mewbourn 3 progressed as anticipated and operators have experienced varying levels of relief, depending upon the location of production. During September, we were able to maintain more consistent production flows and to systematically turn recently completed wells to sales. However, as expected, the plant reached capacity quickly, but we expect to continue to see some incremental improvement throughout the entire system as pressures stabilize. With the continued completion of high quality wells in the Basin, it is imperative that planned midstream expansions, including DCP Midstream’s O’Connor 2 plant, continue to move forward as expected.”

Operations and Guidance Update
The table below details current activity:

			Gross Well Count by Zone
Pad Name	Lateral Length	Avg. WI	Niobrara	Codell	Status
Ag	12 LL	86%	7	5	TTS – Q2/Q3
Goetzel II	12 ML	93%	8	4	TTS – Q3
Falken	12 LL, 6 SL	95%	11	7	TTS – Q3
Boomerang	12 ML, 4 LL	84%	10	6	TTS – Q4
Donn	13 LL	97%	8	5	TTS – Q4
Harvesters	12 ML	88%	8	4	TTS – Q4
Troudt I	12 LL	93%	9	3	Completing
Greeley Rothe	12 LL	67%	8	4	Completing
Troudt II	12 ML	100%	7	5	WOC
Lincoln	12 ML	68%	9	3	Drilling
McNear	12 LL	92%	8	4	Drilling
TTS - Turned to sales | WOC - Waiting on completion | DCNP - Drilled & completed but not producing | SL -Standard Lateral | ML - Mid-Reach Lateral | LL- Long Lateral

In anticipation of the Mewbourn 3 plant opening, SRC added a second completion crew in June 2018 and will maintain the two crews through year-end to complete certain pads ahead of the onset of winter and in anticipation of the O’Connor 2 plant expansion in the spring of 2019. Drilling and completion capital expenditures for the three and nine months ended September 30, 2018 were approximately $178 million and $408 million, respectively, the majority of which continues to be funded by operating cash flows.

The table below details selected results for the three and nine months ended September 30, 2018 and current full-year guidance:

	3rd Qtr 2018 Actual	9 Months 2018 Actual	Original 2018 Guidance	Adjusted 2018 Guidance

Production (Boe/d)	49,165	47,416	48,000 – 52,000	50,000
Oil %	42%	45%	47%	45%
D&C Capex ($mil)	$178	$408	$540	$580
Wells Drilled (Gross/net)	30/26	89/77	117/100	118/101
Wells Completed (Gross/net)	44/39	89/81	116/103	127/112
Wells TTS (Gross/net)	38/35	54/49		101/92

The Company has tightened its full year 2018 production guidance to approximately 50 Mboe/d as a result of gas processing developments and incremental increases reflecting the second closing of the GCII acquisition. In addition, SRC has adjusted guidance for drilling and completion capital expenditures to approximately $580 million from prior guidance of $540 million. The increase reflects a combination of the additional wells that are now expected to be completed during the year due to efficiency gains, recent acreage trades and acquisitions that have led to higher working interests across our operating areas, as well as higher than expected non-operated activities.

Greeley Crescent II - 2nd Closing
The Company recently closed the second portion of the Greeley Crescent II transaction, acquiring both vertical and horizontal producing wells. Production associated with these wells at the time of closing was approximately 3,000 BOE/d and the final purchase price was $64 million.

Management Comment
Mr. Peterson commented, “Our team continues to operate in a safe and efficient manner while working closely with the communities where we operate. We understand what is at stake in the upcoming elections and feel that our Company, along with our industry, has taken the appropriate steps to protect the future of the Colorado oil and gas industry and we look forward to working with our elected officials.”

Third Quarter 2018 Earnings Release and Call
SRC plans to issue its third quarter earnings release on Wednesday, October 31, 2018 after the close of trading on the New York Stock Exchange. SRC will host a conference call on Thursday, November 1, 2018 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, Chief Development Officer Nick Spence, Chief Operations Officer Mike Eberhard and Manager of Investor Relations John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.
To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747
Webcast: https://78449.themediaframe.com/dataconf/productusers/srci/mediaframe/26936/indexl.html
Replay Information:
Conference ID #:  411931
Replay Dial-In (Toll Free US & Canada):  877-660-6853
Replay Dial-In (International):  201-612-7415
Expiration Date:  11/16/18
Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on SRC's website at www.srcenergy.com the morning of the respective presentation. Members of SRC senior management will participate in the following hosted investor events, please refer to the Company’s website for specific presentation dates:
Simmons & Company 2nd Annual E&P Summit – November 13-14, 2018 - Houston, TX
Capital One 2018 Energy Conference - December 4-6, 2018 - New Orleans, LA
Cowen Energy & Natural Resources Conference - December 4-6, 2018 - New York, NY

About SRC Energy Inc.
SRC Energy Inc. is a domestic oil and natural gas exploration and production company. SRC's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Company's corporate offices are located in Denver, Colorado. More company news and information about SRC is available at www.srcenergy.com.
Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely", “guidance” or similar expressions indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected third quarter and full-year 2018 results, including costs, drilling and completion activities, and production and product mix, and the timing and impact of additional midstream facilities, and the results and impact of the November 2018 elections. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; the possibility that additional midstream facilities will not be constructed within anticipated time periods or that such facilities will not have the anticipated effect on operations; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release. In addition, we cannot predict the results of the November 2018 election, including whether a proposal to increase mandatory setbacks between occupied structures and other designated areas and oil and gas wells will be approved. The approval of that proposal could have a material adverse effect on our operations, reserves and opportunities for future growth. Results presented for the third quarter of 2018 are preliminary and subject to change as the Company finalizes its financial statements for the quarter.

Company Contact:
John Richardson (Investor Relations Manager)
SRC Energy Inc.
Tel 720-616-4308
E-mail: jrichardson@srcenergy.com